                                                                    EXHIBIT 3.17

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                               ----------------

  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "DANBURY PHARMACAL PUERTO RICO, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

  THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

  CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1991, AT 10:15 O'CLOCK A.M.

  CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "DANBURY PHARMACAL CARIBE, INC." TO "DANBURY PHARMACAL PUERTO RICO, INC." FILED THE ELEVENTH DAY OF MAY, A.D. 1994, AT 12:15 O'CLOCK P.M.

  AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

  AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO
DATE.

  AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE

                             [SEAL]           /s/ Edward J. Freel
                                          -------------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:
2283317 8310                                             8809437
                                          DATE:

971427387                                               12-12-97

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                 PAGE 2

                               ----------------

  BEEN FILED TO DATE.

                              [SEAL]          /s/ Edward J. Freel
                                          -------------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:
2283317 8310                                             8809437
                                          DATE:

971427387                                               12-12-97

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE        PAGE 1

                               ----------------

  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DANBURY PHARMACAL CARIBE, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1991, AT 10:15 O'CLOCK A.M.

                             [SEAL]           /s/ Edward J. Freel
                                          -------------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:
2283317 8100                                             8810123
                                          DATE:

971427390                                               12-13-97

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:15 AM 12/30/1991
                                                            751364005 - 2283317

                         CERTIFICATE OF INCORPORATION

                                      OF

                        DANBURY PHARMACAL CARIBE, INC.

  I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

  FIRST: The name of the corporation is:

                        DANBURY PHARMACAL CARIBE, INC.

  SECOND: The registered office of the Corporation in the State of Delaware is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $0.10 per share.

  FIFTH: The name and the mailing address of the sole incorporator is Allan H. Cohen, 1585 Broadway, New York, New York 10036.

  SIXTH: The number of directors of the Corporation shall be the number from time to time fixed by or in the manner provided in the By-Laws. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

  SEVENTH: The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, modify or repeal By-Laws of the Corporation.

  EIGHTH: The Corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the Corporation. The Corporation shall, to the fullest extent permitted by law, pay the expenses incurred by officers, directors and other employees or agents of the Corporation in defending such actions, suits or proceedings in advance of the final disposition thereof.

  NINTH: To the fullest extent that elimination or limitation of the liability of directors is permitted by law, as the same is now or may hereafter be in effect, no director of the

Corporation shall be liable to the Corporation or its stockholders for monetary damages for branch of his or her fiduciary duty as a director.

  TENTH: The Corporation reserves the right to amend, modify or repeal any provisions contained in this Certificate of Incorporation in the manner now or thereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, officers or others are granted subject to this reservation.

  ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of the Title B of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

  IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of December, 1991.

                                                   /s/ Allan H. Cohen
                                          -------------------------------------
                                                     Allan H. Cohen
                                                    Sole Incorporator

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE        PAGE 1

                               ----------------

  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DANBURY PHARMACAL CARIBE, INC.", CHANGING ITS NAME FROM "DANBURY PHARMACAL CARIBE, INC." TO "DANBURY PHARMACAL PUERTO RICO, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 1994, AT 12:15 O'CLOCK P.M.

                             [SEAL]           /s/ Edward J. Freel
                                          -------------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:
2283317 8100                                             8810124
                                          DATE:

971427390                                               12-13-97